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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALLIANCE GAMING
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 8, 2004

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Alliance Gaming Corporation (the "Company" or "Alliance") will be held at the Company's executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on December 8, 2004, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect two directors to serve until the expiration of their respective terms and until their respective successors are elected and qualify;

  2.
  To authorize and approve an amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan (the "Amended and Restated Plan") to increase the number of shares of the Common Stock issuable thereunder by 2,500,000 shares;

  3.
  To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2005; and

  4.
  To consider such other matters that may properly be before the meeting.

        The Board of Directors has fixed the close of business on November 5, 2004, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy in the envelope so that your shares may be voted at the Meeting.

                      By Order of the Board of Directors

                      Mark Lerner
                       Senior Vice President and Secretary

Las Vegas, Nevada
November 9, 2004

ALLIANCE GAMING CORPORATION

PROXY STATEMENT

INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Alliance Gaming Corporation (the "Company" or "Alliance") in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m., local time, at the Company's executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on December 8, 2004, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

  1.
  To elect two directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify;

  2.
  To authorize and approve an amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan (the "Amended and Restated Plan") to increase the number of shares of the Common Stock issuable thereunder by 2,500,000 shares;

  3.
  To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2005; and

  4.
  To consider such other matters that may properly be before the meeting.

        It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about November 9, 2004.

        The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of the Company's common stock, par value $0.10 per share (the "Common Stock"). In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (telephone: 1-888-750-5834), to assist in soliciting proxies for a fee of $10,000, plus-out-of pocket expenses.

        The Company's executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 270-7600.

Number of Shares Outstanding and Voting

        All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted to elect the two director nominees named herein for the terms stated herein, to authorize and approve the amendment to the Amended and Restated Plan to increase the number of shares of Common Stock issuable thereunder by 2,500,000 shares and to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2005. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date, or by voting in person at the Meeting.

        Only stockholders of record of shares of Common Stock at the close of business on November 5, 2004, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the

Meeting. On that date, there were outstanding and entitled to vote at the Meeting 51,004,978 shares of Common Stock, each of which is entitled to one vote at the Meeting.

        A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect a director. Action by the shareholders on other matters requires approval by the holders of at least a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of October 31, 2004, with respect to the beneficial ownership of the Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers of the Company (as defined pursuant to the Securities Exchange Act of 1934), and (iv) all executive officers and directors of the Company as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. Except as indicated, no director or executive officer of the Company owned any other equity securities of the Company. Except as indicated below, the mailing address for each of the beneficial owners listed below is c/o Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119.

Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Alfred Wilms	3,832,892	(1)	7.5%
Jacques André	133,572	(2)	*
Anthony DiCesare	42,728	(3)	*
Richard Haddrill	63,300	(4)	*
Joel Kirschbaum	2,186,602	(5)	4.2%
Mark Lerner	23,333	(6)	*
Robert Miodunski	64,745	(7)	*
David Robbins	451,720	(8)	*
Robert L. Saxton	109,996	(9)	*
Kevin Verner	80,000	(10)	*
All executive officers and directors as a group	3,181,329	(11)	6.1%

*
Less than 1%.

(1)
Mr. Wilms' mailing address is 2, St. Jansvliet, bus 6-2000 Antwerp, Belgium.

(2)
Includes 36,428 shares owned and 97,144 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(3)
Represents shares subject to options that are currently exercisable or will become exercisable within 60 days. Excludes shares placed in a trust, a trustee of which is Mr. DiCesare's wife. Mr. DiCesare disclaims any beneficial ownership of these shares.

(4)
Includes 13,300 shares owned and 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(5)
Includes 1,530,390 shares owned and 656,212 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(6)
Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(7)
Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(8)
Includes 55,000 shares owned and 396,720 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(9)
Includes 30,004 shares owned and 79,992 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(10)
Includes 10,000 shares owned and 70,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(11)
Includes 1,677,122 shares subject to options that are currently exercisable or will become exercisable within 60 days.

Proposal No. 1:

ELECTION OF DIRECTORS

General

        The Company's bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Company's bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board of Directors has fixed the number of directors at seven, two of whom will be elected at the Meeting. The resignation of Mr. Miodunski from the Board of Directors effective as of September 30, 2004 has created a vacancy, and the directors are in active discussions with qualified candidates. See "Meetings of the Board of Directors; Committees" for additional information.

        Jacques André and Richard Haddrill have been nominated to serve for terms of three years each, each to serve until his respective successor has been elected and has qualified, and each has indicated his willingness to serve if elected. Proxies received by the Company in favor of their election will be voted for Messrs. André and Haddrill. Although the Company does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

        The Board of Directors recommends a vote in favor of Messrs. André and Haddrill.

        The following table sets forth the names of, and certain information with respect to, the two persons nominated by the Board of Directors at the Meeting and each other director of the Company who will continue to serve as a director after the Meeting.

Nominees for Director	Age	Director Since	Term Expires	Principal Occupation
Jacques André(1)(2)(3)	67	1996	2004	Vice President, A.T. Kearney Executive Search
Richard Haddrill	51	2003	2004	Chief Executive Officer(4)

Continuing Directors	Age	Director Since	Term Expires	Principal Occupation
Anthony DiCesare	42	1994	2005	Private Investor
Joel Kirschbaum	53	1994	2005	President—Kirkland Investment Corporation
Kevin Verner(1)(2)(3)	46	2001	2005	Chief Executive Officer, Cognitive Learning Systems
David Robbins(1)(2)(3)	45	1997	2006	Attorney and Investor

(1)
Member of the Audit Committee.

(2)
Member of the Nominating Committee.

(3)
Member of the Compensation Committee.

(4)
Effective as of October 1, 2004.

Director, Executive Officer and Other Significant Employee Biographies

        Richard Haddrill was appointed a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer of the Company. Prior to becoming Chief Executive Officer of the Company, Mr. Haddrill was the President and Chief Executive Officer and board member of

Manhattan Associates, a leading supply chain software company. Prior to joining Manhattan Associates, Haddrill was President, Chief Executive Officer and a board member of Powerhouse Technologies. He joined Powerhouse in 1994 as Executive Vice President and was promoted to President and CEO in 1996. From 1992 to 1994, Haddrill was based in Paris, France, as President of computer software company KnowledgeWare's international subsidiaries, which included responsibility for twenty-four offices on three continents. Mr. Haddrill also held key leadership positions with the accounting firm Ernst & Young from 1975 until 1991. Mr. Haddrill is also President of Bally Gaming, a subsidiary of Alliance. He also serves as Vice-Chairman of Manhattan Associates and is on the boards of Danka Business Products and Outlooksoft.

        David Robbins served as a director from July 1994 to September 1997 and as Chairman of the Board of Directors of the Company from February 1997 to September 1997. In December 1997 he was again elected to the Board of Directors and since that time has served as Chairman of the Board. Mr. Robbins is a certified public accountant and since 1984 has been a practicing attorney, and from September 1995 to the present has been with Reitler Brown LLC, where he was formerly a partner and is presently of counsel. Mr. Robbins is also a private investor and investment manager and has since October 2001 served on the board of directors of Medisys plc, a U.K. public company.

        Jacques André was appointed a director in August 1996. Since October 2002, Mr. André has been a Vice President of A.T. Kearney Executive Search. Mr. André was a partner with Ray & Berndtson, Inc., an international executive search firm, from 1975 until September 2002.

        Anthony DiCesare was appointed a director in July 1994. Mr. DiCesare was employed by Kirkland Investment Corporation ("KIC"), which was the sole general partner of Kirkland—Ft. Worth Investment Partners, L.P. ("KFW"), from April 1991 to July 1994. Mr. DiCesare served as Executive Vice President-Development of the Company from July 1994 through June 1997. Mr. DiCesare's principal occupation since June 1997 has been as a private investor.

        Joel Kirschbaum was appointed a director in July 1994 and served as Chairman of the Board of Directors of the Company from July 1994 to March 1995. Mr. Kirschbaum is the sole stockholder, director, and officer of KIC. He has been engaged in operating the businesses of KIC and KFW since January 1991 when KIC and KFW were established, and of GSA, Inc., the general partner of Gaming Systems Advisors, L.P., since June 1993. Prior to that time, he worked at Goldman, Sachs & Co. for thirteen years, during the last six of which he was a General Partner. When he established KIC and KFW, Mr. Kirschbaum resigned his general partnership interest in Goldman, Sachs & Co. and became a limited partner. Mr. Kirschbaum resigned his limited partnership interest in Goldman, Sachs & Co. in November 1993.

        Kevin Verner was appointed as a director in April 2001. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc. and WMS Gaming, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for sixteen years. Mr. Verner is currently chief executive officer of Cognitive Learning Systems, Inc., and a CEO Advisor for Alpha Capital Fund III.

        Robert Saxton, age 51, was appointed Chief Financial Officer and Treasurer in March 2000 and Executive Vice President in December 2003. Mr. Saxton joined the Company in 1982 as controller. He became a Vice President of United Coin Machine Co., a subsidiary of Alliance, in 1987 and was elected Vice President—Casino Operations for Alliance in December 1993, and Senior Vice President—Casino Group in June 1996. Mr. Saxton also serves as President of Rainbow Casino, a subsidiary of Alliance. Mr. Saxton received a dual B.S. from the University of Nevada, Las Vegas, and is a certified public accountant in Nevada.

        Mark Lerner, age 55, was appointed Senior Vice President for Law and Government, General Counsel, and Secretary in August 2000. Mr. Lerner joined the Company in 1996 as assistant general counsel. Prior to his employment at the Company, Mr. Lerner was general counsel for Becker Gaming, Inc., from 1994 to 1996; was a partner with Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas law firm, from 1987 to 1994; and was deputy attorney general for the Nevada Gaming Commission and the State Gaming Control Board from 1983 to 1987.

        Steven Des Champs, age 39, re-joined the Company in February 2000 as Vice President—Finance and was promoted to Senior Vice President and Chief Accounting Officer in August 2000. Mr. Des Champs was previously employed by the Company as Director of Finance from October 1995 to November 1998. From December 1998 to January 2000, Mr. Des Champs was the Chief Financial Officer for PDS Gaming, a provider of lease financing for the gaming industry. Prior to joining Alliance, Mr. Des Champs worked for the accounting firm of KPMG from 1988 to 1995. Mr. Des Champs is a certified public accountant in Nevada.

        Robert Miodunski, age 53, joined Alliance in March 1994 and held various positions including Chief Executive Officer from April 2001 and a member of the Board of Directors until he resigned from both positions effective September 30, 2004. Mr. Miodunski is remaining with the Company until December 31, 2004. Commencing January 1, 2005, Mr. Miodunski will be a consultant to the Company. From January 1991 to March 1994, Mr. Miodunski was President of Mulholland-Harper Company, a sign manufacturing and service company. From 1984 through 1990, Mr. Miodunski held various positions with Federal Signal Company, the last of which was Vice President and General Manager of the Midwest Region of the Sign Group. Mr. Miodunski was elected to Alliance's Board of Directors in February 2000.

Vote Required

        The election of each director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting. Pursuant to the Company's Articles of Incorporation, votes for directors may not be cumulated.

        The Board of Directors recommends a vote in favor of Messrs. André and Haddrill.

Proposal No. 2:

AUTHORIZATION AND APPROVAL OF AMENDMENT TO AMENDED AND
RESTATED 2001 LONG TERM INCENTIVE PLAN

        The stockholders of the Company will be asked to approve an amendment to the Amended and Restated 2001 Long Term Incentive Plan. On October 27, 2004, the Board of Directors amended and restated the Company's 2001 Long Term Incentive Plan in its entirety, effective as of June 30, 2004, to include restricted stock units as a type of award that may be issued thereunder. The 2001 Long-Term Incentive Plan, as amended and restated, is referred to in this proxy statement as the "Amended and Restated Plan." The changes contained in the Amended and Restated Plan did not require approval by the Company's stockholders.

        In addition, on October 27, 2004, the Board of Directors adopted a proposed amendment to increase the number of shares of Common Stock authorized for issuance on the exercise of any options, stock appreciation rights, restricted stock or restricted stock units granted under the Amended and Restated Plan by 2,500,000 shares. The proposed amendment is subject to approval by the stockholders at the Meeting.

        The principal features of the Amended and Restated Plan are summarized below. Copies of the Amended and Restated Plan will be available at the Meeting and can also be obtained by making a written request to the Company's Corporate Secretary at the address provided on the first page of this

Proxy Statement. The following summary description of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan.

Amendment to Amended and Restated Plan

        The Amendment to the Amended and Restated Plan will increase the aggregate number of shares of common stock authorized pursuant to the Amended and Restated Plan from 7,500,000 to 10,000,000, subject to antidilution adjustment. These shares will be issued and issuable pursuant to all awards in the Amended and Restated Plan. This increase is proposed in order to provide sufficient shares under the Amended and Restated Plan to cover new award grants and to enable the Company to attract, retain and motivate directors, employees and designated paid consultants (as defined below) by providing for or increasing their proprietary interests.

  Purpose of Amended and Restated Plan

        The Amended and Restated Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries in order to increase their proprietary interest in the success of the Company, and to induce new and talented employee candidates to join the Company.

  Administration

        The Amended and Restated Plan will be administered by the Board or, if the Board so determines, by the Compensation Committee or other committee established by the Board for that purpose (the "Committee"). However, except as otherwise provided below, in the case of awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the Exchange Act), the Committee will have exclusive responsibility for and authority to administer the Amended and Restated Plan unless the Board expressly determines otherwise. Subject to the foregoing and to the express provisions of the Amended and Restated Plan, the Board or the Committee, as applicable, will have plenary authority in its sole discretion to make all determinations it deems necessary or advisable for the administration of the Amended and Restated Plan. The membership of the Committee must at all times consist of not less than two members of the Board and must be constituted, if possible, to permit the Amended and Restated Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule (Rule 16b-3) and with the requirements of section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). The Committee will have all of the powers and duties set forth in the Amended and Restated Plan, as well as such additional powers and duties as the Board may delegate to it. However, the Board retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options, Stock appreciation rights, or as restricted stock awarded under the Amended and Restated Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Amended and Restated Plan.

  Number of Shares

        The number of shares which may at any time be made subject to options or stock appreciation rights, or which may be issued upon the exercise of options or stock appreciation rights granted under the Amended and Restated Plan or made subject to grants of restricted stock or restricted stock units thereunder, is currently limited to an aggregate of 7,500,000 shares of the Common Stock (the "Stock"). All grantees in the aggregate may currently not receive in any fiscal year awards of options and/or stock appreciation rights, in the aggregate, exceeding 7,500,000 underlying shares of Stock. Each individual Grantee may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights exceeding 600,000 underlying shares of Stock. No more than 600,000 shares of Stock may be granted as Awards of restricted stock and/or restricted stock units. To the extent that the aggregate fair market value of stock (determined at the time of grant of the option) for which Incentive Stock Options first become exercisable by a Grantee during a calendar year (under all option plans of the Company) exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options.

        The shares reserved for issuance pursuant to the Amended and Restated Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board. If any option or stock appreciation right granted under the Amended and Restated Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock or restricted stock unit awarded thereunder is forfeited for any reason, the shares of Stock allocable to the unexercised portion of such option or stock appreciation right or to the forfeited portion of such restricted stock or restricted stock unit award may again be made subject to an option, stock appreciation right, restricted stock or restricted stock unit award under the Amended and Restated Plan.

  Eligibility

        Awards may be granted under the Amended and Restated Plan to such paid consultants, directors and employees of the Company or of a subsidiary as designated by the Board or the Committee. However, Incentive Stock Options, as defined below, may be awarded only to regular full-time employees of the Company or a subsidiary (including, but not limited to, employees who serve as officers or directors). As used in the Amended and Restated Plan, paid consultant means an independent contractor retained to perform continuing and substantial services for the Company or any of its subsidiaries, and designated as a paid consultant by the Board or the Committee, whose designation shall be conclusive. As of November 8, 2004, there were five officers, five directors (other than the CEO who is an officer and a director) and approximately 2,500 employees eligible to participate in the Amended and Restated Plan. To date there have been no options granted from the additional shares resulting from the amendment to the Amended and Restated Plan.

  Options

        The Amended and Restated Plan is intended to authorize the Board or the Committee to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422 of the Code (Incentive Stock Options), or options that do not so qualify (as Nonstatutory Stock Options). The purchase price of each share of Stock subject to a stock option must be a stated price not less than the fair market value of such share of Stock on the date of grant, determined in accordance with the Amended and Restated Plan. However, if an employee, at the time an Incentive Stock Option is granted to him, owns (or is deemed as a result of ownership by certain relatives or related entities to own) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of any of the subsidiaries, then the exercise price of each share of Stock subject to such Incentive Stock Option must be at least 110% of the fair market value of such share of Stock. In no event may a stock option be exercisable after the expiration of ten years from the date of grant. However, an Incentive Stock Option granted to any employee as to whom the exercise price of each share of Stock subject thereto is required to be 110% of the fair market value of such share of Stock may not be exercisable after the expiration of five years from the date of grant. As of November 8, 2004, the closing price of the Company's common stock was $10.07.

        The exercise price may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, or partly in cash and partly in such shares of stock. If any portion of the exercise price is paid in shares of stock of the Company, such shares shall be valued at their fair market value, as determined in accordance with the Amended and Restated Plan, as of the effective date of exercise of the Stock Option. The Board or the Committee may also permit grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a cashless exercise arrangement or program selected by and approved in all respects in advance by the Board or the Committee.

  Restricted Stock

        The Board or the Committee may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the Amended and Restated Plan. In general, the restricted stock will vest proportionately in equal installments over a period of not less than three years from the date of grant of such award, as the Board or Committee determines, subject to continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Except as indicated below and provided in the Amended and Restated Plan, neither the Board nor the Committee will have the authority to otherwise accelerate the vesting of an award of restricted stock. Unless unvested shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

  Restricted Stock Units

        The Board or the Committee may place such restrictions as it deems appropriate on any restricted stock units awarded under the Amended and Restated Plan. In general, a restricted stock unit will vest proportionately in equal installments over a period of not less than three years from the date of grant of such award, as the Board or Committee determines, subject to continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Except as indicated below and provided in the Amended and Restated Plan, neither the Board nor the Committee will have the authority to otherwise accelerate the vesting of an award of any restricted stock units. No holder of a restricted stock unit will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such restricted stock unit unless and until the Company has issued and delivered to the holder of the restricted stock unit the shares of Stock as to which the award of restricted stock units has vested, and the holder's name has been entered as a stockholder of record on the books of the Company. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

  Stock Appreciation Rights

        A stock appreciation right is an award granted with respect to a specified number of shares of Stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the fair market value of a share of Stock on the date of grant of the stock appreciation right (the Base Price) multiplied by the number of shares of Stock with respect to which the stock appreciation right has been exercised. On and after the date of grant of any stock appreciation right hereunder, neither the Board nor the Committee will have the authority to reduce the Base Price thereof. A stock appreciation right may be granted in addition to any other award under the Amended and Restated Plan or in tandem with or independent of any option. Upon exercise of a stock appreciation right, payment may be made in cash, in restricted stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant award agreement.

  Termination of Employment

        If an employee to whom an award has been granted under the Amended and Restated Plan retires from employment with the Company or any of its Subsidiaries as a result of normal retirement or terminates employment with the Company after becoming permanently disabled (both as defined in or pursuant to the Amended and Restated Plan), any restrictions then applicable to such award will lapse and it will thereafter be exercisable (in the case of options and stock appreciation rights) or vested and transferable (in the case of restricted stock or restricted stock units), in whole or in part, by the person to whom granted (or his duly appointed, qualified, and acting personal representative) at any time within the remaining term of such award, unless otherwise determined by the Board or the Committee at the time of grant. If a grantee dies, any Stock Option will be exercisable by such grantee's estate or heir for its remaining term (but not more than two years). If a person to whom restricted stock or restricted stock units have been awarded under the Amended and Restated Plan dies prior to the lapse of all restrictions applicable to such restricted stock or restricted stock units, any unvested portion of such award held by such person on the date of his death will be forfeited, unless otherwise determined by the Board or the Committee at the time of grant. Except as otherwise provided in such person's award, or grant, if a person to whom restricted stock or restricted stock units have been awarded under the Amended and Restated Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a subsidiary, any unvested portion of such award held by such person shall be forfeited as of the last date such person was either a director, employee or paid consultant of the Company or a Subsidiary, and if a person to whom an option or stock appreciation right has been granted under the Amended and Restated Plan otherwise ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such option or stock appreciation right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which such person was either a director, employee or paid consultant for a period of sixty days, or for such other period as may be determined by the Board or the Committee at the time of grant, whereupon such option or stock appreciation right will terminate and will not thereafter be exercisable. However, in the event of termination of employment, termination of service as a paid consultant or removal from office as a director for Cause (as defined below), any such option will terminate ten days thereafter or after such other period as may be determined by the Board or the Committee at the time of grant. For purposes of the Amended and Restated Plan, Cause means (a) the grantee being convicted of a felony, (b) the grantee willfully committing an act of embezzlement or malfeasance which (i) is intended to materially enrich himself at the expense of the Company or any of its Subsidiaries or (ii) is otherwise intended materially to harm the Company, or (c) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  Adjustments

        In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization or similar event, the Board or the Committee will adjust proportionally the number and kind of shares subject to the Amended and Restated Plan, the number and kind of shares then subject to unexercised options and stock appreciation rights and outstanding awards of restricted stock and restricted stock units and the per share Incentive Stock Option Price, Nonstatutory Stock Option Price or Base Price (as the case may be) of unexercised options and stock appreciation rights. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a Merger Event) subject to awards made under the Amended and Restated Plan, or any distribution (other than normal cash dividends) to holders of such stock, fair and equitable provision and adjustment will be made in good faith by the Board or the Committee in respect of all unexercised options or stock appreciation rights and all then outstanding awards of restricted stock and restricted stock units to give proper effect to such event and preserve the value, rights and benefits of such options, stock appreciation rights, restricted stock and restricted stock units. In the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold more than a majority of the voting securities of the resulting entity immediately after each Merger Event, or in connection with any acquisition by any person of more than 50% of the outstanding shares of the Stock, the Board or the Committee may provide that each option or stock appreciation right holder shall receive a cash payment (in exchange for and in cancellation of such option or stock appreciation right) equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise or Base Price of such option or stock appreciation right, multiplied by the number of shares of the Stock underlying such option or stock appreciation right. In addition, in the event of any Merger Event pursuant to which all of the outstanding Stock held by the shareholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or stock appreciation rights outstanding on the date on which shareholder approval of such Merger Event is obtained shall become fully vested and exercisable, and all restrictions then applicable to Awards of restricted stock and restricted stock units outstanding on the date on which shareholder approval of the Merger Event is obtained will lapse and such Awards will thereafter be fully vested and transferable.

  Amendment; Termination

        The Board at any time may amend the Amended and Restated Plan, subject to any required regulatory approval and subject to the limitation that no amendment will be effective unless approved within twelve months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company's Voting Stock if such amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Amended and Restated Plan or cause the Amended and Restated Plan to no longer comply with the requirements of Section 162(m) of the Code. The Board at any time may suspend or terminate the Amended and Restated Plan. The Amended and Restated Plan, unless sooner terminated, will terminate on the tenth anniversary of its adoption by the Board but such termination will not affect any award theretofore granted.

Federal Income Tax Consequences

        The following discussion of the Amended and Restated Plan's federal income tax consequences is meant to be a summary of applicable federal tax law of the United States as currently in effect. State, local, and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Amended and Restated Plan or of awards under the Amended and Restated Plan. This discussion does not discuss all federal tax provisions that may apply to a recipient's particular tax situation, including, but not limited to federal gift tax, estate tax and alternative minimum tax issues, and such tax laws may not correspond to the federal income tax treatment described herein.

        Because the federal income tax rules governing awards and related payments are complex, subject to frequent change and depend on individual circumstances, an optionee should consult his or her own tax advisor for particular federal, as well as state and local, income and other tax consequences prior to exercising options or other awards or disposing of stock acquired pursuant to awards. In addition, if an optionee is subject to the taxation of a foreign country but is working in the United States or if a recipient otherwise believes he or she may be subject to federal taxation in the United States, such a recipient should consult a tax advisor to determine if the recipient is subject to United States federal taxation.

        Nonstatutory Stock Options. A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will the Company then be entitled to any deductions. Generally, upon exercise of nonstatutory options the recipient will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company may be required to withhold taxes (including but not limited to employment and income taxes) on the ordinary income realized by an optionee upon exercise of nonstatutory options. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient's basis for the shares. The recipient's basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

        Incentive Stock Options.    Except as discussed below, a recipient generally will not pay tax, and the Company will not receive a deduction, on the grant or the exercise of an incentive stock option, if a recipient exercises the option while in the employ of the Company (or one of the Company's subsidiaries) or within three months following termination of employment (or one year, if the recipient's termination was due to permanent and total disability).

        If a recipient sells the shares acquired upon the exercise of an incentive stock option at any time within one year after the date the Company transfers those shares or within two years after the date the Company grants the incentive stock option (such a sale being referred to as a "Disqualifying Disposition"), then:

  •
  if the recipient's sales price exceeds the price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the shares upon exercise of the incentive stock option; or

  •
  if a recipient's sales price is less than the price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the incentive stock option over the sales price of the shares.

        The ordinary income recognized will generally be subject to employment and income withholding taxes in addition to any other taxes that might apply.

        If the recipient sells shares acquired upon exercise of an incentive stock option at any time after the shares have been held for at least one year after the date the Company transfers the shares pursuant to the exercise of the incentive stock option and at least two years after the date the Company grants the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the incentive stock option.

        The amount by which the fair market value of shares acquired upon exercise of an incentive stock option exceeds the price paid for the shares on the date of exercise will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" in the year of exercise. Before exercising an incentive stock option, a recipient should determine whether and to what extent exercise of an incentive stock option will result in alternative minimum tax in the year of exercise. A recipient should also consult a tax advisor about the possibility and desirability of making an election under Section 83(b) of the Internal Revenue Code upon the exercise of an incentive stock option.

        Withholding Obligations.    Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the Amended and Restated Plan. A recipient may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the issuing of any common stock or the paying of any benefit under the

Amended and Restated Plan. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards under the Amended and Restated Plan.

        Special Rules for Awards Held by Insiders.    If a recipient is an "insider" (a director or officer of the Company, or other individual subject to Section 16 of the Securities Exchange Act of 1934), the recipient may be required to defer the determination of the amount of income and the timing of income recognition in connection with an award under the Amended and Restated Plan, and the beginning of the holding period for any shares received, until the expiration of any period during which the recipient would be restricted from disposing of any shares received. A recipient will not be required to defer these determinations if he or she makes a valid Section 83(b) election. A Section 83(b) election must be made within thirty days after exercise to recognize ordinary income based on the value of the shares on the date of exercise. In addition, special rules apply to an insider who exercises a stock option having an exercise price greater than the fair market value of the underlying common stock on the date of exercise. A recipient who is an insider should consult a tax advisor to determine the tax consequences of exercising options granted under the Amended and Restated Plan and the desirability of making an election under Section 83(b) of the Internal Revenue Code.

        Other Tax Issues. A recipient generally may not deduct investment-related interest to the extent that this interest exceeds his or her net investment income for any taxable year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common stock. A recipient may deduct any interest disallowed under this rule in later years, subject to the same limitation.

        Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Amended and Restated Plan by delivering previously owned shares of our common shares or by reducing the amount of shares otherwise issuable pursuant to the Amended and Restated Plan. The surrender or reduction of such shares of our common shares will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an incentive stock option.

        Tax Effects for the Company.    The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income an optionee recognizes.

Vote Required

        Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the Meeting.

        The Board of Directors recommends that stockholders vote "for" the amendment to the Amended and Restated 2001 Long Term Incentive Plan to increase the number of shares that may be issued under such Plan by 2,500,000 shares.

Proposal No. 3:

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Deloitte & Touche LLP to act as independent public accountants of the Company for the fiscal year ending June 30, 2005. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001. Stockholders approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of stock voted at the Meeting.

        The Board of Directors recommends a vote "for" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants.

Meetings of the Board of Directors; Committees

        During the fiscal year ended June 30, 2004, the Board of Directors held ten meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during such period. In addition, the Board of Directors has affirmatively determined that Messrs. André, Robbins and Verner are independent directors under the New York Stock Exchange (the "NYSE") listing standards. The Company must add at least one additional director who meets the NYSE listing standards for independence. The Board of Directors is currently in discussions with a qualified candidate, who meets the NYSE listing standards for independence, to join the Board of Directors in early 2005.

        Audit Committee.    The Audit Committee of the Board of Directors was comprised of Messrs. André, Haddrill, Robbins (Chairman), and Verner for the fiscal year ended June 30, 2004. Effective October 27, 2004, the Audit Committee is comprised of Messrs. André, Robbins, and Verner. The functions of the Audit Committee include reviewing, engaging or re-engaging an independent accounting firm to audit the Company's financial statements for the then-current fiscal year; reviewing and determining the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; reviewing and determining the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the related personnel; and reviewing and determining such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee met seven times during the fiscal year ended June 30, 2004.

        The Audit Committee is governed by a charter which was filed with the Company's Amended Form 10-K on October 28, 2004 and is also accessible by following the links to Governance on the Company's web site at www.alliancegaming.com. The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner meet the independence standards of Section 303.01(B)(2)(a) and (3) and 303A.02 of the NYSE listing standards and are financially literate, as required by Section 303A.07(a) of the NYSE listing standards, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Mr. Robbins is an audit committee financial expert, pursuant to Item 401(h) of Regulation S-K. The Board of Directors made this determination based on Mr. Robbins' qualifications and business experience, as briefly described above under "Director, Executive Officer and Other Significant Employee Biographies."

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors was comprised of Messrs. DiCesare, Kirschbaum (Chairman) and Robbins for the fiscal year ended June 30, 2004. Effective October 27, 2004, the Nominating and Corporate Governance Committee is comprised of Messrs. André, Robbins, and Verner. This Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2004; however, board of director nominations were approved by unanimous written consent of the Nominating and Corporate Governance Committee and subsequently approved for submission to a vote of the shareholders by unanimous vote of the full board. The Nominating and Corporate Governance Committee will in the future consider nominees recommended by stockholders. Stockholders should submit the names of proposed nominees in writing to the attention of the Corporate Secretary, Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, along with appropriate background information.

        The Nominating and Corporate Governance Committee is governed by a charter which was filed with the Company's Amended Form 10-K on October 28, 2004 and is also accessible by following the links to Corporate Governance on the Company's web site at www.alliancegaming.com. The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner meet the independence standards of Section 303.01(B)(2)(a) and (3) and 303A.02 of the NYSE listing standards

        Compensation Committee.    The Compensation Committee of the Board of Directors was comprised of Messrs. André, Haddrill, Kirschbaum, Robbins, and Verner (Chairman) for the fiscal year ended June 30, 2004. Effective October 27, 2007 the Compensation Committee is comprised of Messrs. André, Robbins, and Verner. This Committee makes recommendations concerning the compensation of the Company's executive officers and other employees. The Compensation Committee met six times during the fiscal year ended June 30, 2004.

        The Compensation Committee is governed by a charter which was filed with the Company's Amended Form 10-K on October 28, 2004 and is also accessible by following the links to Corporate Governance on the Company's web site at www.alliancegaming.com. The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner meet the independence standards of Section 303.01(B)(2)(a) and (3) and 303A.02 of the NYSE's listing standards.

        Office of the Chairman.    The Office of the Chairman was formed on June 30, 2004, to oversee the transition and management succession from Mr. Miodunski to Mr. Haddrill. The Office of the Chairman consists of Messrs. Robbins, Kirschbaum, and Haddrill. In addition, Mr. Miodunski will meet with and advise the Office of the Chairman on transition and management succession issues.

Executive Sessions

        The Company's governance guidelines require the non-management directors to hold regularly scheduled executive sessions without management, as required by NYSE Rule 303A.03. The Board of Directors has designated that the Chairman of the Board, an independent director, shall serve as presiding director of executive sessions of non-management directors. Interested parties may communicate directly with the presiding director, or with non-management directors as a group by writing to Board of Directors, Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@alliancegaming.com.

Code of Ethics and Business Conduct

        On October 27, 2004, the Company adopted an updated code of ethics and business conduct ("Code of Ethics") for its chief executive, chief financial and principal accounting officers and for members of its Board of Directors. The full text of the Code of Ethics was filed with the Company's Amended Form 10-K on October 28, 2004, and is also accessible by the following links to Governance on the Company's website www.alliancegaming.com. In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on its website. The Company undertakes to provide any person without charge a copy of the Code of Ethics upon receipt of a written request. Requests should be addressed to: Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

Corporate Governance Guidelines

        On October 27, 2004, the Company adopted corporate governance guidelines, the full text of which is accessible by the following links to Governance on the Company's website, www.alliancegaming.com. The Company undertakes to provide any person without charge a copy of any of the guidelines upon receipt of a written request. Requests should be addressed to: Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

Executive Compensation

        The following table sets forth the compensation paid or to be paid by the Company to the Company's chief executive officer and the two other most highly compensated executive officers receiving over $100,000 per year (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended June 30, 2004.

Summary Compensation Table*

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year Ended June 30, 2004	Salary	Bonus	Other Annual Compensation(2)	Securities Underlying Option/SARs(3)	All Other Compensation(4)
Robert Miodunski(1) President and Chief Executive Officer	2004 2003 2002	$478,846 450,000 426,923	$465,000 522,000 688,000	— — —	100,000 100,000 100,000	$6,375 5,500 4,759
Robert Saxton(5) Executive Vice President, Treasurer, and Chief Financial Officer	2004 2003 2002	$357,307 333,000 313,846	$279,240 350,000 469,000	— — —	50,000 50,000 110,000	$6,328 5,700 5,300
Mark Lerner(6) Sr. Vice President and General Counsel	2004 2003 2002	$232,308 223,650 220,000	$94,000 168,750 194,500	— — —	25,000 22,500 20,000	$6,307 5,250 4,279

*
As used in the tables provided under the caption "Executive Compensation," the character "—" is used to represent zero.

(1)
Mr. Miodunski was appointed Chief Operating Officer of the Company in November 1999. In April 2000, Mr. Miodunski was appointed President, and in April 2001 was appointed Chief Executive Officer, which he held until he resigned effective September 30, 2004. In connection with his separation and consulting agreement dated as of June 30, 2004, Mr. Miodunski is also entitled to a $1,000,000 bonus for the successful sale of United Coin Machine Co., which is payable commencing in the fiscal year ending June 30, 2005. See "Employment and Severance Arrangements."

(2)
Excludes personal benefits in amounts less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the Named Executive Officer.

(3)
Share amounts have been adjusted to reflect the two-for-one stock splits effective August 22, 2001, and April 9, 2002.

(4)
"All Other Compensation" represents contributions made by the Company to the Company's Profit Sharing 401(k) Plan.

(5)
Mr. Saxton was appointed as Chief Financial Officer and Treasurer in March 2000.

(6)
Mr. Lerner was appointed Senior Vice President, General Counsel, and Secretary in August 2000.

        Mr. Haddrill was appointed President and Chief Executive Officer effective as of October 1, 2004, and as of that date will earn an annual salary of $980,000 per year, payable in accordance with the Company's customary payroll practices, and other perquisites. On June 30, 2004, in connection with Mr. Haddrill entering into his employment agreement with the Company, the Company granted him 405,000 stock options, with an additional 95,000 options granted during fiscal year ending June 30, 2005, and 377,030 restricted stock units. Other than the foregoing long-term incentive awards, for fiscal years 2002, 2003 and 2004, Mr. Haddrill received compensation only in consideration for his membership on the Company's Board of Directors and committees thereof.

Option/SAR Grants in Last Fiscal Year

        The following table relates to options granted during the fiscal year ended June 30, 2004:

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(e)
			% of Total Options/SARs Granted to Employees in Fiscal Year
Name	Options Granted			Exercise Price	Expiration Date
						5%	10%
Robert Miodunski	100,000	(a)	3.49%	$21.53	8/11/13	$1,354,000	$3,431,000
Robert Saxton	50,000	(a)	1.74%	21.53	8/11/13	677,000	1,715,000
Mark Lerner	25,000	(a)	0.87%	21.53	8/11/13	338,000	857,000
David Robbins	195,000	(b)	6.80%	24.65	4/8/11	1,957,000	4,560,000
David Robbins	39,000	(a)	1.36%	17.16	6/30/14	421,000	1,067,000
Jacques André	195,000	(b)	6.80%	24.65	4/8/11	1,957,000	4,560,000
Anthony DiCesare	195,000	(b)	6.80%	24.65	4/8/11	1,957,000	4,560,000
Joel Kirschbaum	195,000	(b)	6.59%	24.65	4/8/11	1,957,000	4,560,000
Joel Kirschbaum	39,000	(a)	1.36%	17.16	6/30/14	421,000	1,067,000
Richard Haddrill	195,000	(b)	6.80%	24.65	4/8/11	1,957,000	4,560,000
Richard Haddrill	405,000	(c)	14.13%	17.16	10/1/14	4,371,000	11,036,000
Kevin Verner	195,000	(b)	6.80%	24.65	4/8/11	1,957,000	4,560,000

(a)
Options vest: one-third on the first anniversary of grant date; one-third on the second anniversary thereof; and one-third on the third anniversary thereof.

(b)
These options vest in four equal tranches of 48,750 shares each, vesting only if on or before January 8, 2009, the average closing stock price for twenty consecutive trading days exceeds $35 for the first tranche, $40 for the second, $45 for the third, and $50 for the fourth. Any options not vested as of January 8, 2009, will vest on January 8, 2011, and will remain exercisable thereafter only until April 8, 2011, subject to extension for the length of any "blackout" period during which directors and officers are not permitted to sell the Company's stock. These options were granted in lieu of the three grants of immediately-vesting ten-year options of 30,000 shares each (for a total of 90,000 shares) that would otherwise have been granted on the dates of the annual shareholder meetings in 2003, 2004, and 2005, and which each director has agreed to forego.

(c)
These options vest on October 1, 2012, provided Mr. Haddrill is an employee on that date, or earlier as follows: in twelve equal tranches, vesting on (a) the later of (i) the first date on which the Fair Market Value (as defined in the Employment Agreement between Mr. Haddrill and the Company dated June 30, 2004) of the stock is at least $30 per share and (ii) October 1, 2005, but only if the Fair Market Value is at least $30 per share on or before October 1, 2007, for the first tranche, (b) the later of (i) the first date on which the Fair Market Value of the stock is at least $35 per share and (ii) October 1, 2005, but only if the Fair Market Value is at least $35 per share on or before October 1, 2007, for the second, (c) the later of (i) the first date on which the Fair Market Value of the stock is at least $40 per share and (ii) October 1, 2005, but only if the Fair Market Value is at least $40 per share on or before October 1, 2008, for the third, (d) the later of (i) the first date on which the Fair Market Value of the stock is at least $45 per share and (ii) October 1, 2005, but only if (x) the fair Market Value is at least $45 per share on or before October 1, 2008 or (y) the Fair Market Value is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the fourth, (e) the later of (i) the first date on which the Fair Market Value of the stock is at least $30 per share and (ii) October 1, 2006, but only if the Fair Market Value is at least $30 per share on or before October 1, 2007, for the fifth, (f) the later of (i) the first date on which the Fair Market Value of the stock is at least $35 per share and

  (ii) October 1, 2006, but only if the Fair Market Value is at least $35 per share on or before October 1, 2007, for the sixth, (g) the later of (i) the first date on which the Fair Market Value of the stock is at least $40 per share and (ii) October 1, 2006, but only if the Fair Market Value is at least $40 per share on or before October 1, 2008, for the seventh, (h) the later of (i) the first date on which the Fair Market Value of the stock is at least $45 per share and (ii) October 1, 2006, but only if (x) the Fair Market Value is at least $45 per share on or before October 1, 2008 or (y) the Fair Market Value is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the eighth, (i) the later of (i) the first date on which the Fair Market Value of the stock is at least $30 per share and (ii) October 1, 2007, but only if the Fair Market Value is at least $30 per share on or before October 1, 2007, for the ninth, (j) the later of (i) the first date on which the Fair Market Value of the stock is at least $35 per share and (ii) October 1, 2007, but only if the Fair Market Value is at least $35 per share on or before October 1, 2007, for the tenth, (k) the later of (i) the first date on which the Fair Market Value of the stock is at least $40 per share and (ii) October 1, 2007, but only if the Fair Market Value is at least $40 per share on or before October 1, 2008, for the eleventh and (l) the later of (i) the first date on which the Fair Market Value of the stock is at least $45 per share and (ii) October 1, 2007, but only if (x) the Fair Market Value is at least $45 per share on or before October 1, 2008 or (y) the Fair Market Value is at least $40 on or before October 1, 2008 and at least $45 on or before October 1, 2009, for the twelfth.

(d)
Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rates shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table reflects the options exercised during the fiscal year and outstanding options held by the Named Executive Officers at June 30, 2004:

			Number of Unexercised Options at June 30, 2004		Value of Unexercised In-the-Money Options at June 30, 2004(a)
Name	Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Miodunski	133,332	$1,497,510	—	200,008	$—	$114,000
Robert Saxton	36,681	393,531	33,331	120,008	57,000	238,000
Mark Lerner	22,497	291,336	—	47,503	—	26,000
Richard Haddrill	—	—	50,000	600,000	80,500	—

(a)
Represents the amount by which the market value of the underlying stock at June 30, 2004 ($17.16 per share) exceeds the aggregate exercise price of the options.

Long-Term Incentive Plans—Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout	Maximum Future Payout
Richard Haddrill	377,030	(1)	October 1, 2004 to October 1, 2007	377,030 shares

(1)
On June 30, 2004, the Company issued to Mr. Haddrill 377,030 Restricted Stock Units ("RSUs"). The number of RSUs was determined by dividing $6.5 million by the average per share closing price of the Company's common stock. The RSUs vest in one-third equal installments on each of October 1, 2005, October 1, 2006, and October 1, 2007, provided that Mr. Haddrill is continuously employed by the Company as its Chief Executive Officer until each such respective vesting date.

Directors' Compensation

        Arrangements with Directors: Directors of the Company who are also employees are generally not separately compensated for their services as directors. The compensation arrangements for outside directors of the Company are as follows: (i) Effective July 1, 2004, Mr. Robbins, as Chairman of the Board, receives $235,000 per year for his services as Chairman of the Board, and $90,000 as a member of the Office of the Chairman, a committee established by the Board of Directors; (ii) all other outside directors receive $50,000 per year (excluding Messrs. DiCesare and Kirschbaum); (iii) each outside director (excluding Messrs. Robbins, DiCesare and Kirschbaum) receives $5,000 per year for each committee they serve on, and the chairman of each committee receives an additional $5,000 per year; and (iv) each new non-employee director receives an option grant of 50,000 shares upon appointment to the Board of Directors. In January 2004, each director (excluding Mr. Miodunski) received an option grant of 195,000 shares, consisting of four tranches of 48,750 each, with a seven year term. These options vest only if the common stock price reaches $35, $40, $45, or $50 for 20 consecutive days, respectively, on or before January 8, 2009. Additionally, all options granted to Directors of the Company remain outstanding for the full term, whether or not the director continues to be a director of the Company (unless the director resigns or is removed as a director before the expiration of the director's term, in which event the options expire sixty days after resignation or removal). Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. The Company may grant directors (both employee and non-employee) additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant. On June 30, 2004, the board granted special bonuses to Messrs. Verner and André in the amount of $25,000 each. Messrs. Robbins and Kirschbaum also received option grants on June 30, 2004, for 39,000 shares each.

        Other Arrangements: Effective July 1, 1997, the Company entered into employment agreements (the "Agreements") with Mr. DiCesare and Mr. Kirschbaum (each an "Employee" and collectively the "Employees") pursuant to which each Employee was a New York-based employee and worked on major strategic transactions involving the Company or its affiliates, including mergers, acquisitions, divestitures, joint ventures, the negotiation of strategic alliances or relationships, and financings and refinancings. The Employees were not expected to be involved in the day-to-day operations of the Company, were not expected to devote full-time to the business of the Company and were permitted to engage in outside activities, although they could not directly compete with the Company. Under the Agreements, each Employee received a base salary for fiscal year 2004 of $186,539. The Agreements also called for annual performance bonuses (each a "Bonus") based upon annual performance goals determined by the Board of Directors and the Employee (which goals generally relate without limitation to transactions of the type mentioned above involving the Company and/or one or more of its affiliates) and a target Bonus amount (and/or an appropriate minimum amount). If a goal is achieved, the Bonuses would be payable regardless of the level of the Employee's involvement in the transaction. On termination of any Employee's Agreement for any reason (including for "cause"), the Company may be required to pay Bonuses to such Employee for projects begun but not completed at the termination date assuming the bonusing event is completed no later that twenty-one months after the termination date. Each Agreement expired on June 30, 2004, and was not renewed.

        The performance goals for each Employee for fiscal year 2004 were: (i) the closing of a "significant merger, which as defined included mergers, acquisitions and divestitures," with a value of at least $60 million, or (ii) the closing of a "significant financing" with a value of at least $50 million. Upon the achievement of the performance goal set forth in clause (i), each Employee was to receive a Bonus equal to 0.3125% of the value of a significant financing, less $62,500, with a minimum of $200,000. Upon the achievement of the performance goal set forth in clause (ii), each Employee was to receive 0.3875% of the value of a significant merger, less $100,000, with a minimum of $125,000. During the fiscal year 2004 the Company (i) closed a "significant merger" by acquiring Sierra Design Group, on March 3, 2004, for $126.4 million plus additional contingent consideration of up to $95.6 million, (ii) completed the refinancing of the Company's debt in September 2003 (as reported in the Company's Annual Report filed on Form 10-K for the period ending June 30, 2004), and (iii) disposed of United Coin Machine Co. for approximately $100 million in June 2004. For each of the foregoing transactions, each Employee received $385,000, $1,187,500 and $200,000, respectively.

        Effective July 1, 2004, the Company entered into an agreement with Mr. Kirschbaum in which he agreed to serve as a member of the Office of the Chairman for a period of three and one-half years. Pursuant to this agreement, Mr. Kirschbaum will receive fees of $100,000 per year.

        Effective July 1, 1997, the Company agreed to pay KIC over the term of the Agreements an annual amount, subject to annual inflation increases, plus the cost of reasonable employee benefits to its support staff and reasonable out-of-pocket expenses incurred by KIC and its officers and employees to the extent related directly to the Company's business or potential business (the "KIC Agreement"). The KIC Agreement expired on June 30, 2004, and was not renewed.

        Effective July 1, 2004, the Company entered into an Advisory Services Agreement with KIC which calls for the Company to pay KIC $600,000 annually for advisory and related services for a period of three and one-half years.

Employment and Severance Arrangements

        On June 30, 2004, Mr. Haddrill and the Company entered into an Employment Agreement (the "Haddrill Agreement"), pursuant to which Mr. Haddrill shall serve as the Company's Chief Executive Officer effective October 1, 2004. The term of the Haddrill Agreement continues until October 1, 2007 (unless earlier terminated, or extended, as provided for in the Haddrill Agreement). Mr. Haddrill receives a base annual salary of $980,000, participation in the Company's benefit programs for corporate officers, and other perquisites, and contains certain non-compete provisions. Mr. Haddrill was also granted 405,000 stock options, with an additional 95,000 options granted during fiscal year ending June 30, 2004, and 377,030 restricted stock units (such restricted stock units representing $6.5 million of the Company's common stock) pursuant to the Haddrill Agreement.

        On June 30, 2004, Mr. Miodunski and the Company entered into a Separation and Consulting Agreement pursuant to which Mr. Miodunski resigned his position as President and Chief Executive Officer effective September 30, 2004. The agreement replaces Mr. Miodunski's prior employment agreement with the Company. Per the agreement, Mr. Miodunski received a $1,000,000 bonus for the successful sale of United Coin Machine Co., $500,000 of which was paid in July 2004 and $500,000 which is payable in twenty-four monthly installments beginning January 1, 2005.

        In addition Mr. Miodunski will receive $250,000 annually for services as a consultant to the Board of Directors for a period of four years. Mr. Miodunski will also be eligible for a bonus at the end of the fiscal year ended June 30, 2005, under the Company's Management Incentive Plan pursuant to the terms of his Separation and Consulting Agreement.

        The Company is party to an employment agreement with Mr. Lerner which generally provides for a base salary (currently $235,000 per year), participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors, and severance benefits of six months' base salary if Mr. Lerner is terminated without cause.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During the fiscal year ended June 30, 2004, the Compensation Committee of the Board of Directors of the Company met six times, and was comprised of Messrs. André, Haddrill, Kirschbaum, Robbins, and Verner. The Compensation Committee is currently comprised of Messrs. André, Robbins, and Verner. During the last fiscal year, the entire Board of Directors generally participated in deliberations concerning the compensation of the Company's executive officers. Other than as previously described elsewhere herein, no other member of the Company's Board of Directors was an officer or employee of the Company or any subsidiary during the fiscal year ended June 30, 2004, or is a former officer of the Company or any subsidiary.

        Since July 1, 1998, certain directors have been involved in transactions in which Alliance was a party and in which the amount involved exceeded $60,000. See "Directors' Compensation" and "Certain Relationships and Related Transactions."

Certain Relationships and Related Transactions

        An agreement dated October 10, 1994, obligates the Company to pay Mr. Wilms, a former officer and director of the Company, $150,000 a year to be available to the Company for consulting services, subject to annual cost-of-living adjustments. As required by that agreement, the Company paid Mr. Wilms $203,920 during the year ended June 30, 2004. This agreement expired on June 30, 2004.

        See also "Directors' Compensation" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Report on Executive Compensation

        For the fiscal year ended June 30, 2004, the Compensation Committee consisted of Messrs. André, Haddrill, Kirschbaum, Robbins, and Verner. A formal charter provides for the following duties to be carried out by this Committee:

  •
  Review and approve executive compensation philosophy.

  •
  Approve all executive compensation plans and structures.

  •
  Approve annual and long-term incentive performance metrics; determine and approve payouts.

  •
  Approve compensation for the Company's management executive committee (consisting of certain members of senior management) as well as senior management of the Company's subsidiaries.

  •
  Approve plan payouts to the members of the management executive committee that are outside of approved parameters.

  •
  Recommend approval for all management incentive plans, including stock options, to the Board of Directors, and approve new change-in-control or special retention plans.

  •
  Approve bonus criteria, incentives, including stock options, and payouts for employee-directors.

        The Company's compensation formulas for certain executives during the fiscal year ended June 30, 2004, were largely determined based on pre-existing contractual arrangements in place from the previous fiscal periods. The Compensation Committee believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management's interest with those of the Company's stockholders, is long-term compensation tied to the creation of stockholder value. The Compensation Committee believes that this method of compensation should constitute a significant portion of an executive's compensation. Thus, it has been the Company's policy where feasible and consistent with competitive market conditions to attempt to restrain base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal through the use of (i) long-term stock options (that will not result in value to the holder unless the price of the Company's Common Stock has appreciated) and (ii) cash bonuses tied to performance criteria (such as achievement of specific strategic, operational, or financial tasks or targets, such as cash flow return on assets and operating income) which the Board of Directors believes will result in increases in stockholder value. Stock option grants to management have exercise prices equal to the share price at the time of grant and have a term of ten years. The Board of Directors believes the compensation philosophy outlined above has the greatest probability of achieving significant returns to stockholders.

        The Board of Directors' compensation determinations have been and continue to be affected by various competitive factors including the requirements to attract top-flight employees to the Company. The Company believes that it will continue to be constrained by these competitive factors as there continues to be demand from competing businesses to attract management talent of the type the Company desires to recruit.

        Mr. Miodunski's salary as Chief Executive Officer was $500,000, and he was paid a bonus for fiscal year 2004 of $465,000. The bonus paid Mr. Miodunski included $400,000 earned upon the achievement of certain financial objectives set by the Compensation Committee, and a subjective bonus awarded by the Compensation Committee of $65,000. Additionally, during fiscal year 2004 Mr. Miodunski was awarded a stock option grant covering 100,000 shares, which vests in one-third increments beginning one year from the date of grant.

                      Respectfully submitted,

                      COMPENSATION COMMITTEE
                      (as of fiscal year ended June 30, 2004)
                      Jacques André
                      Richard Haddrill
                      Joel Kirschbaum
                      David Robbins
                      Kevin Verner

Report of the Audit Committee

        For the fiscal year ended June 30, 2004, the Audit Committee was comprised of four members of the Board of Directors and operated under a written charter previously adopted by the Board. The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, among other things, the matters required to be discussed by SAS 61 (Communication with Public Audit Committees).

  3.
  The Audit Committee has received the written disclosures and the representations from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

  4.
  Based on the review and discussion of the above information, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

                      Respectfully submitted,
                      (as of fiscal year ended June 30, 2004)
                      AUDIT COMMITTEE
                      David Robbins, Chairman
                      Jacques André
                      Richard Haddrill
                      Kevin Verner

Fees paid to Independent Public Accountants

        The following table presents the aggregate fees billed by Deloitte & Touche LLP, the Company's principal accountant, for services provided during fiscal years 2003 and 2004:

		2003	2004
A.	Audit fees	$374,100	$332,400
B.	Audit-related fees(1)	115,497	154,218
C.	Tax fees(2)	459,424	680,147
D.	All other fees(3)	—	20,600
	Total Fees	949,021	1,187,365

(1)
Consists primarily of fees paid for accounting and auditing consultation services and audits of the Company's employee benefits plans and fees for services related to Sarbanes-Oxley readiness.

(2)
Consists primarily of fees paid for tax compliance and preparation services and tax consultation relating to the acquisition or disposition of certain subsidiaries.

(3)
Consists primarily of fees paid for consultation regarding stock compensation and other matters.

        The Audit Committee reviews and signs all engagement letters for services to be provided by Deloitte & Touche LLP. The Audit Committee has considered the effect of non-audit services provided by Deloitte & Touche LLP on Deloitte & Touche LLP's independence, and does not believe that such independence has been impaired or otherwise compromised.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Stock Performance Graph

        The following graph compares the Company's cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) for the past five fiscal years in the period ending June 30, 2004, with cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market (U.S.) (based on our previous listing on this exchange, which ceased upon our listing on the New York Stock Exchange on December 12, 2002), (ii) the Russell 2000, and (iii) an index of peer companies the Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on June 30, 1999 (the last trading day prior to the end of the Company's 1999 fiscal year). The company peer group used in the graph below consists of International Game Technology, Mikohn Gaming, Shuffle Master, and WMS Gaming., and excludes Acres Gaming, which was acquired by International Game Technology in October 2003.

COMPARISON OF 60 MONTH CUMULATIVE RETURN

	Data points
	6/00	6/01	6/02	6/03	6/04
AGI	65	1047	1331	2017	1830
NASDAQ	194	66	56	55	74
Russell 2000	114	115	105	103	137
Peer group	134	309	250	438	684

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities ("Insiders") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons. To the Company's knowledge, based on its review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to Insiders were complied with.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the 2005 Annual Meeting of Stockholders, such proposal must be received at 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, no later than the close of business on October 5, 2005 (except as otherwise provided in the bylaws) and must otherwise comply with the applicable provisions of the Securities Exchange Act of 1934.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Mark Lerner
                       Senior Vice President and Secretary

ALLIANCE GAMING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—DECEMBER 8, 2004

(THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

        The undersigned stockholder of Alliance Gaming Corporation hereby appoints Mark Lerner and Robert Saxton, each with full power of substitution, proxy to vote all shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Alliance Gaming Corporation to be held at the Company's executive offices, 6601 S. Bermuda Road, Las Vegas, Nevada 89119, on December 8, 2004, at 10:00 a.m. (local time), or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES AND FOR PROPOSALS 2 AND 3 REFERRED TO HEREIN.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

A☒ Please mark your votes as in this example
	FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees at right
1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement) ☐	☐	Nominees:	Jacques André Richard Haddrill
Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below

				FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the Company's 2001 Long-Term Incentive Plan to increase the number of shares issuable by 2,500,000 shares			☐	☐	☐
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 2005			☐	☐	☐
4.	IN THE BOARD'S DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSALS 2 AND 3.
Signature of Stockholder				Dated: , 2004
(SIGNATURE IF HELD JOINTLY)

NOTE:
Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc., should use full title and, if more than one all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.

QuickLinks

6601 South Bermuda Road Las Vegas, Nevada 89119
Proposal No. 1: ELECTION OF DIRECTORS
Proposal No. 2: AUTHORIZATION AND APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN
Proposal No. 3: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Long-Term Incentive Plans—Awards in Last Fiscal Year
COMPARISON OF 60 MONTH CUMULATIVE RETURN
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS